UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lincoln National Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.Date Filed:

LINCOLN NATIONAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS Thursday, June 3, 2021 9:00 a.m. EDT Virtual Meeting Format* Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 3, 2021. Notice is hereby given that the Annual Meeting of Shareholders of Lincoln National Corporation will be held on Thursday, June 3, 2021, at 9:00 a.m. EDT. *Due to concerns about the COVID-19 pandemic and to protect the health and safety of our directors, employees, shareholders, and the community, we have decided to hold a virtual Annual Meeting. In order to attend the Annual Meeting online, you must pre-register at register.proxypush.com/lnc by entering the control number at the top of this notice. After registering, you will receive a confirmation email. Approximately one hour prior to the start of the virtual Annual Meeting on June 3, you will receive an email at the email address you provided during registration. This email will contain a unique link to join the virtual Annual Meeting. Click on the unique link to join the Annual Meeting, which will begin promptly at 9:00 a.m. EDT. You will be permitted to ask questions at the time of registration and during the meeting. Technical support will be available during the meeting. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2020 Annual Report to Shareholders are available for you to review online at www.proxydocs.com/lnc . If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 22, 2021, to facilitate timely delivery. The Board of Directors Unanimously Recommends a Vote “FOR” the election of each Director, “FOR” Items 2 and 3, and “AGAINST” Items 4 and 5. 1.The election of eleven directors for a one-year term expiring at the 2022 Annual Meeting. 2.The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2021. 3.The approval of an advisory resolution on the compensation of our named executive officers. 4.Shareholder proposal to amend our bylaws to remove the one-year holding requirement from our special shareholder meeting right. 5.Shareholder proposal to amend our proxy access bylaws to remove the 20-shareholder aggregation limit. THIS IS NOT A FORM FOR VOTING You may immediately vote your proxy on the Internet at: www.proxypush.com/lnc • Use the Internet to vote your proxy 24 hours a day, 7 days a week, until the polls close during the Annual Meeting. • Voting cutoff for participants in the LNC 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan and the LNL ABGA Money Purchase Plan is 11:59 p.m. (CT) on May 31, 2021. • Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Scan code to the right for mobile voting. Your Internet vote authorizes the proxies named in the proxy cards/voting instructions to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 FPO To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via: :Internet/Mobile – Access the Internet and go to www.investorelections.com/lnc . Follow the instructions to log in, and order copies. (Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies. *Email – Send us an email at paper@investorelections.com with “LNC Materials Request” in the subject line. The email must include: • The 11-digit control # located in the box in the upper right hand corner on the front of this notice. • Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials. • If you choose email delivery, you must include the email address. • If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email. Important Information about the Notice of Proxy Materials This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming Shareholder Meeting. Information about the Notice: In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials, to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found. To view the proxy materials online: Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement. To receive paper copies of the proxy materials: Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.